EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT (“Second Amendment”) is entered into as of July 25, 2016, among SIMPSON MANUFACTURING CO., INC., a Delaware corporation, as borrower (“Borrower”), the Guarantors party to the Credit Agreement (as defined below), the Lenders party to the Credit Agreement, and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), in its separate capacities as L/C Issuer and Swingline Lender and as Administrative Agent for the benefit of the Credit Parties. Capitalized terms used but not defined in this Second Amendment shall have the meaning given to them in the Credit Agreement.
RECITALS
A.    Borrower, each of the Guarantors, the several financial institutions party thereto as Lenders and Wells Fargo, in its separate capacities as L/C Issuer and Swingline Lender and as Administrative Agent, have entered into that Credit Agreement dated as of July 27, 2012, as amended by that First Amendment to Credit Agreement dated as of December 8, 2015 (as so amended, the “Credit Agreement”), pursuant to which the Lending Parties have extended and made available certain Credit Extensions to Borrower in accordance with the terms, and subject to the conditions, of the Credit Agreement and the other Loan Documents.
B.    Borrower, each of the Guarantors and the Lending Parties are willing to amend the Credit Agreement on the terms and subject to the conditions set forth in this Second Amendment.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth, and intending to be legally bound, the parties hereto agree as follows:
SECTION 1.    Amendments. Subject to the terms and conditions of this Second Amendment, the Credit Agreement is hereby amended as follows, effective as of the Effective Date (as defined below):
1.1    The following new definitions are added to Section 1.01 of the Credit Agreement in the correct alphabetical order:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing Law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Consolidated Tangible Net Worth” means, as calculated in accordance with GAAP for Borrower and its Subsidiaries on a Consolidated basis as of any date of determination, (a) total assets (exclusive of intangible assets and goodwill) less (b) total liabilities.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction, including, as of the Second Amendment Effective Date, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria (for the avoidance of doubt, the preceding list is intended to be illustrative only as of the Second Amendment Effective Date; the comprehensive list of Designated Jurisdictions is subject to change from time to time in accordance with the Sanctions then in effect).

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“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“Second Amendment” means that Second Amendment to Credit Agreement dated as of July 25, 2016, among Borrower, the Guarantors party thereto, the Lenders and Wells Fargo in its separate capacities as L/C Issuer and Swingline Lender and as Administrative Agent.
“Second Amendment Effective Date” means the “Effective Date”, as defined in the Second Amendment.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.2    The following definitions are deleted from Section 1.01 of the Credit Agreement: “Anti-Money Laundering Laws”, “EMU Legislation”, “OFAC Sanctions Program” and “Trading with the Enemy Act”.
1.3    The definition of “Anti-Terrorism Laws” set forth in Section 1.01 of the Credit Agreement is amended and restated as follows:
"Anti-Terrorism Laws" means any applicable Laws relating to terrorism or money laundering, including Executive Order No. 13224, the PATRIOT Act, the applicable Laws comprising or implementing the Bank Secrecy Act, the applicable Laws administered by OFAC.
1.4    The definition of “Applicable Margin” set forth in Section 1.01 of the Credit Agreement is amended by amending and restating in its entirety the pricing table set forth therein as follows:

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Pricing Level (Tier)	Consolidated Leverage Ratio	Applicable Margin for Eurodollar Rate Loans (Revolving Credit Loans and Credit Fees)	Applicable Margin for Base Rate Loans (Revolving Credit Loans and Swing Line Loans)	Applicable Margin for Revolving Credit Facility Fees
I	Less than 0.50:1.00	0.60%	0.00%	0.15%
II	Equal to or greater than 0.50:1.00 and less than 1.25:1.00	0.85%	0.00%	0.15%
III	Equal to or greater than 1.25:1.00 and less than 2.00:1.00	1.075%	0.075%	0.175%
IV	Equal to or greater than 2.00:1.00 and less than 2.50:1.00	1.25%	0.25%	0.25%
V	Equal to or greater than 2.50:1.00	1.45%	0.45%	0.30%

1.5     The definition of “Base Rate” set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:
“Base Rate” means, for any day, the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate for such day plus one‑half of one percent (0.50%) or (c) the Daily One Month LIBOR Rate for such day (determined on a daily basis as set forth below) plus the difference between the Applicable Margin for Eurodollar Rate Loans and for Base Rate Loans for the then applicable pricing tier. As used in this definition of “Base Rate”, the “Daily One Month LIBOR Rate” means, with respect to any interest rate calculation for a Loan or other Obligation bearing interest at the Base Rate, the rate per annum determined by the Administrative Agent based on the rate for United States dollar deposits for delivery of funds for one month as reported on Reuters Screen LIBOR01 page (or any successor page) at approximately 11:00 a.m., London time, or, for any day that is not a London Business Day, the immediately preceding London Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source or interbank quotation); provided that if the Daily One Month LIBOR Rate, as determined above with respect to any interest rate calculation, shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Each determination by Administrative Agent pursuant to this definition will be conclusive absent manifest error.
1.6     The definition of “Cash Collateralize” set forth in Section 1.01 of the Credit Agreement is amended to insert the words “to be received and held or maintained under the control and dominion of Administrative Agent within the United States” in the fifth line thereof following the words “in each case”.

1.7     Clause (b) of the definition of “Change of Control” set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

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(b)    during any period of twelve (12) consecutive months, a majority of the members of the Board of Directors of Borrower cease to be composed of individuals (i) who were members of that Board of Directors on the first day of such period, (ii) whose election or nomination to that Board of Directors was approved by individuals referred to in the preceding clause (i) constituting at the time of such election or nomination at least a majority of that Board of Directors or (iii) whose election or nomination to that Board of Directors was approved by individuals referred to in the preceding clauses (i) and (ii) (inclusive of, in the case of clause (ii), any such members of the Board of Directors who themselves were also previously approved in accordance with the  preceding clause (ii)) constituting at the time of such election or nomination at least a majority of that Board of Directors; or

1.8    The definition of “Defaulting Lender” set forth in Section 1.01 of the Credit Agreement is amended by inserting at the end of subclause (ii) of clause (d) of such definition immediately following the words “acting in such capacity”, the following new subclause (iii):
or (iii) become the subject of a Bail-in Action
1.8    The definition of “Euro” set forth in Section 1.01 of the Credit Agreement is amended a9d restated in its entirety as follows:
“Euro” and “€” mean the single currency of the Participating Member States.

1.10    The definition of “Eurodollar Rate” set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:
“Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum determined by the Administrative Agent based on the rate for United States dollar deposits for delivery on the first day of such Interest Period for a period approximately equal to such Interest Period as reported on Reuters Screen LIBOR01 page (or any successor page) at approximately 11:00 a.m., London time, two London Business Days prior to the first day of such Interest Period (or if not so reported, then as determined by the Administrative Agent from another recognized source or interbank quotation); provided that if the Eurodollar Rate, as determined above for any Interest Period shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. In the event the FRB imposes a Eurocurrency Reserve Requirement on member banks of the Federal Reserve System, the Eurodollar Rate will be calculated as the rate determined in accordance with the preceding sentence, divided by 1 minus the Eurocurrency Reserve Requirement then in effect. Each determination by Administrative Agent pursuant to this definition will be conclusive absent manifest error.
1.11    The definition of “FATCA” set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:
“FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
1.12    The definition of “Fee Letter” set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

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"Fee Letter" means the letter agreement dated May 9, 2016 among Borrower, Administrative Agent and Arranger regarding certain fees to be paid by Borrower in connection with the transactions contemplated by the Loan Documents, as renewed and amended pursuant to the Second Amendment.
1.13    The definition of “OFAC” set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
1.14    The definition of “Participating Member State” set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
1.15    The definition of “Permitted Acquisition” set forth in Section 1.01 of the Credit Agreement is amended and restated as follows:
"Permitted Acquisition" means (a) the Acquisition by Borrower or any Subsidiary of (i) all or substantially all of the assets of another Person, (ii) an identifiable business unit or division of another Person or (iii) Equity Interests of another Person resulting in the acquiring Person having the ability to Control the acquired Person or otherwise causing another Person to become a Subsidiary of such Person, or (b) the Acquisition of another Person or an identifiable business unit or division of another Person by Borrower or any Subsidiary in a merger, consolidation, amalgamation, reorganization or other similar transaction (in each case, the Person or identifiable business unit or division being so acquired is referred to as the "Target"), excluding (A) any Acquisition (including those effected through a merger, consolidation, amalgamation, reorganization or other similar transaction) by Borrower of the assets or identifiable business unit or division of, or Equity Interests in, any Subsidiary or (B) any Acquisition (including those effected through a merger, consolidation, amalgamation, reorganization or other similar transaction) by any Subsidiary of the assets or identifiable business unit or division of, or Equity Interests in, any other Subsidiary; provided that:
(a)    no Default or Event of Default has occurred and is continuing on the date of, or will result after giving effect to, any such Acquisition (actually and on a pro forma basis);
(b)    the Target is in the same or a similar or a related line of business (as reasonably determined in good faith by Borrower's board of directors or by Borrower’s chief executive officer or chief financial officer) as the business conducted by Borrower or any of its Subsidiaries;
(c)    the Acquisition is completed as a result of an arm's length negotiation and on a non-hostile basis;
(d)    the Acquisition is consummated, in all material respects, in accordance with all applicable laws and all applicable authorizations, permits and approvals of Governmental Authorities;
(e)    if the financial statements of the Target (or, in the case of the Acquisition of assets constituting less than all of the assets of a Target, the equivalent of financial statements with respect

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to such assets) to the extent available, but in no event for less than the immediately preceding most recent twelve month period for which financial statements are available ("Historical Target Financial Statements") demonstrate, as determined in good faith by Borrower, that such Target's earnings before interest, taxes, depreciation and amortization (calculated in the same manner as Consolidated EBITDA) ("Target EBITDA") is:
(i) less than zero, and the consideration paid or payable in Cash or other property, including the issuance of Equity Interests of Borrower or any of its Subsidiaries (with the value of such other property determined as of the closing date of such Acquisition) in connection with such Acquisition or series of related Acquisitions (such consideration, including any deferred portion thereof constituting Deferred Purchase Price Obligations, "Acquisition Consideration") is in excess of $35,000,000; or
(ii) zero or greater, and the Acquisition Consideration is in excess of $75,000,000, then in the case of clauses (e)(i) and (ii) above, Borrower has delivered to Administrative Agent, on or before the earlier to occur of (A) the fifteenth calendar day following the execution of the definitive acquisition (or similar) agreement for such Acquisition (or if such day is not a Business Day, the next succeeding Business Day) and (B) ten calendar days preceding the closing of the Acquisition (or if such day is not a Business Day, the immediately preceding Business Day), each of the following:
(x) the Historical Target Financial Statements; and
(y) pro forma financial statements, reflecting the combined performance of the Loan Parties as of the last day of the most recent Fiscal Period of Borrower for which financial statements of Borrower have been filed with the SEC or delivered to Administrative Agent pursuant to Section 6.01(a) or (b), as the case may be, and of the Target for the most recent twelve month period immediately preceding the consummation of such transaction for which Historical Target Financial Statements are available (or such other appropriate recent twelve month period as may be selected by Borrower and approved by Administrative Agent in its Reasonable Discretion), certified to Administrative Agent and the Lending Parties as being the good faith pro forma financial statements prepared by Borrower, in form and detail acceptable to Administrative Agent in its Reasonable Discretion, which pro forma financial statements shall show that such Acquisition would not result in the occurrence of any Default or Event of Default hereunder;
provided that if (I) Target EBITDA is less than zero, and the Acquisition Consideration is     $35,000,000 or less or (II) Target EBITDA is equal to or greater than zero, and the Acquisition     Consideration is $75,000,000 or less, then in each such case no financial statements shall be     required to be delivered pursuant to this clause (e); and provided further that the foregoing     minimum thresholds of $35,000,000 and $75,000,000 as used in the subclauses (i) and (ii)     above of this clause (e) as well as in subclauses (I) and (II) of the preceding proviso will be     increased to $50,000,000 and $100,000,000, respectively, with respect to and solely for any     specific proposed Acquisition, if the Consolidated Leverage Ratio, as    determined as of the     anticipated date of the consummation of such proposed Acquisition, would be less than 2.00:1.00,     as calculated on a pro forma basis after giving effect to such Acquisition and all Indebtedness to     be incurred therewith, including any Deferred Purchase Price Obligations, for the trailing four     consecutive Fiscal Periods ending as of the last day of the most recent Fiscal Period of Borrower     for which the Consolidated audited or unaudited financial statements of     Borrower have been     filed with the SEC or delivered to Administrative Agent pursuant to Section 6.01(a) or (b), as the     case may be, and for the Target for the

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most recent twelve month period     immediately preceding     the consummation of such transaction for which Historical Target Financial Statements are     available (or such other appropriate recent twelve month period as may     be selected by Borrower     and approved by Administrative Agent in its Reasonable Discretion); otherwise, (for the     avoidance of doubt) the thresholds will remain $35,000,000 and $75,000,000, respectively;
(f)    Borrower is in compliance with the financial covenants set forth in Section 7.14 on a pro forma basis after giving effect to the Acquisition of the Target, as calculated for the Loan Parties as of the last day of the most recent Fiscal Period of Borrower for which financial statements of Borrower have been filed with the SEC or delivered to Administrative Agent pursuant to Section 6.01(a) or (b), as the case may be, and for the Target for the most recent twelve month period immediately preceding the consummation of such transaction for which Historical Target Financial Statements are available (or such other appropriate recent twelve month period as may be selected by Borrower and approved by Administrative Agent in its Reasonable Discretion), and, if the Acquisition meets the threshold in clause (e) above requiring Borrower to deliver financial statements as required in clause (e) above, Borrower will have delivered to Administrative Agent, concurrently with delivery of the financial statements under clause (e) above, a completed Schedule 2 to the Compliance Certificate (i) demonstrating such pro forma compliance, calculated in compliance with GAAP, subject to such qualifications as described in accompanying notes thereto, in a manner reasonably acceptable to Administrative Agent and (ii) certified by a Financial Officer or the chief executive officer of Borrower as to the matters in paragraphs 1 through 5 of the Compliance Certificate;
(g)    if the Target (or any of its Subsidiaries) is to remain a separate Subsidiary and as such would become a Material Subsidiary, all action required under Section 6.11 will be completed substantially concurrently with the consummation of such Acquisition and such Target (and such additional Subsidiaries, if applicable) will be made a party to this Agreement as a Guarantor substantially concurrently with the consummation of such acquisition by executing and delivering to Administrative Agent a Joinder Agreement in the form of Exhibit C and otherwise complying with the terms of Section 6.11;
(h)    the Consolidated Leverage Ratio, as determined as of the date of the consummation of the Acquisition, calculated on a pro forma basis after giving effect to the Acquisition and all Indebtedness to be incurred therewith, including any Deferred Purchase Price Obligations, for the trailing four consecutive Fiscal Periods ending as of the last day of the most recent Fiscal Period of Borrower for which the Consolidated audited or unaudited financial statements of Borrower have been filed with the SEC or delivered to Administrative Agent pursuant to Section 6.01(a) or (b), as the case may be, and for the Target for the most recent twelve month period immediately preceding the consummation of such transaction for which Historical Target Financial Statements are available (or such other appropriate recent twelve month period as may be selected by Borrower and approved by Administrative Agent in its Reasonable Discretion), is at least one-quarter turn (0.25x) less than the then applicable maximum Consolidated Leverage Ratio covenant hurdle set forth in Section 7.14(a) of the Credit Agreement; and
(i)    upon the consummation of any such Acquisition as to which the Acquisition Consideration paid or payable by Borrower and its Subsidiaries is greater than $10,000,000, a Responsible Officer of Borrower will deliver a certificate to Administrative Agent confirming that each of the applicable conditions set forth in clauses (a) through (h), inclusive, of this definition to

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the qualification of such Acquisition as a "Permitted Acquisition" has been or, in the case of the conditions set forth in clause (g) thereof, are being concurrently.
1.16    The definition of “Revolving Credit Stated Maturity Date” set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:
“Revolving Credit Stated Maturity Date” means July 23, 2021.
1.17    The definition of “Threshold Amount” set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:
“Threshold Amount” means $20,000,000.
1.18    The definitions of “Aggregate Revolving Credit Commitments” and “Related Business” set forth in Section 1.01 of the Credit Agreement, the preamble to Article V of the Credit Agreement, and each of Sections 5.03(a), 5.07(d), 5.10, 5.15, 5.17, 6.02(d), 7.01(n), 7.02(g), 7.03(f), 7.10(a) and 9.04 of the Credit Agreement are amended to replace “Closing Date” with “Second Amendment Effective Date” each place such defined term appears.
1.19    Each of Sections 5.01 and 7.01(a) of the Credit Agreement are amended to replace the words “on the date hereof” with “on the Second Amendment Effective Date” each place such words appear.
1.20    Section 1.02(n) of the Credit Agreement is amended by deleting the parenthetical “(in accordance with the EMU Legislation)” from the third and fourth lines of clause (i) thereof.
1.21    Section 3.01(f) of the Credit Agreement is amended to replace “IRS Form W-Ben” with “IRS Form W-BEN-E” each place the reference appears.
1.22    Section 3.01(f)(ii) of the Credit Agreement is further amended by (i) deleting the word “and” at the end of clause (C) thereof, (ii), deleting the “.” at the end of clause (D) thereof and inserting in its place “; and” and (iii) inserting the following new clause (ii)(E):
(E)    For purposes of determining withholding Taxes imposed under FATCA, from and after the Second Amendment Effective Date, Borrower and Administrative Agent shall treat (and the Lenders hereby authorize Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
1.23    Sections 4.02(c) and 5.12(b) of the Credit Agreement are each amended to delete the date “December 31, 2011” and to insert in its place “December 31, 2015”.
1.24    Section 5.18 of the Credit Agreement is amended and restated in its entirety as follows:
Section 5.18     Anti-Terrorism and Anti-Corruption Laws.
(a)    Neither any Loan Party nor any of its Subsidiaries nor, to the actual knowledge of any Loan Party, any director, officer, employee or agent of any Loan Party or any of its Subsidiaries, is a Person that is or is owned or otherwise Controlled by any other Person that is

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(i) currently the subject or target of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction.
(b)    The Loan Parties and their Subsidiaries have conducted their businesses in compliance with applicable Anti-Terrorism Laws and anti-corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Laws.
1.25    Section 6.01(a) is amended by inserting “, Grant Thornton LLP” immediately following “PricewaterhouseCoopers LLP” in the seventh line thereof.
1.26    Section 6.01(e) of the Credit Agreement is amended and restated in its entirety as follows:
(e)    Accountants' Statement. Together with each delivery of audited financial statements pursuant to Section  6.01(a), a written statement by the independent public accountants giving the report stating that in connection with their audit, nothing came to their attention that caused them to believe that Borrower failed to comply with the terms, covenants, provisions, or conditions of Article VIII, inclusive, of this Agreement insofar as they relate to accounting matters, noting however that their audit was not directed primarily toward obtaining knowledge of such noncompliance; provided, that such accountants will not be responsible for any failure to obtain knowledge of a Default or Event of Default that would not be disclosed in the course of their audit examination, and
1.27    Section 6.02(e) of the Credit Agreement is amended by deleting the words “Anti-Money Laundering Laws” in the third line thereof and inserting in their place “Anti-Terrorism Laws”.
1.28    A new Section 6.13 is added to the Credit Agreement as follows:
Section 6.13     Anti-Terrorism Laws and Anti-Corruption Laws.
The Loan Parties shall, and shall cause their Subsidiaries to, conduct their businesses in compliance with applicable Anti-Terrorism Laws and anti-corruption Laws and maintain policies and procedures designed to promote and achieve compliance with such Laws.
1.29    Clause (n) of Section 7.01 of the Credit Agreement is amended by deleting clause (ii) thereof in its entirety and inserting in its place the following:
(ii) such Lien attaches to or otherwise encumbers only specified property, improvements and/or     fixed assets of such Person and is not in the nature of a floating Lien (provided that the foregoing     restriction shall not apply to floating Liens on any property or assets of any Person that is     acquired by any Loan Party or any other Subsidiary after the Second Amendment Effective Date,     provided (1) such acquired Person is not and does not become a Material Subsidiary, (2) such     acquired Person does not merge with any Loan Party or any other Subsidiary and (3) such     floating Liens are terminated within 180 days of the date such Person was acquired by such Loan     Party or such other Subsidiary); and
1.30    Clause (w) of Section 7.01 of the Credit Agreement is amended and restated in its entirety as follows:

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(w)    Liens not otherwise permitted under this Section 7.01, provided that the obligations secured by such other Liens will not, in the aggregate, as determined as of any date, exceed the greater of (i) $35,000,000 and (ii) an amount equal to 5% of Consolidated Tangible Net Worth, calculated on a pro forma basis after giving effect to the incurrence of each such obligation.
1.31    Clause (p) of Section 7.02 of the Credit Agreement is amended and restated in its entirety as follows:
(p)    Investments not otherwise permitted under this Section 7.02, provided that with respect to and for any specific proposed Investment, the Consolidated Leverage Ratio, as determined as of the effective date of such Investment, would be not greater than 2.75:1.00, as calculated on a pro forma basis after giving effect to such Investment and all Indebtedness to be incurred therewith, including any Deferred Purchase Price Obligations, for the trailing four consecutive Fiscal Periods ending as of the last day of the     most recent Fiscal Period of Borrower for which the Consolidated audited or unaudited financial statements of Borrower have been filed with the SEC or delivered to Administrative Agent pursuant to Section 6.01(a) or (b), as the case may be.
1.32    Clause (b) of Section 7.03 of the Credit Agreement is amended by deleting the amount “$15,000,000” in the last line thereof and inserting in its place “$20,000,000”.
1.33    Clause (c) of Section 7.03 of the Credit Agreement is amended by deleting the words “Indebtedness outstanding on the date hereof and listed on Schedule 7.03” at the beginning of such clause and inserting in their place the following.
Indebtedness outstanding on the Second Amendment Effective Date (including Indebtedness     extended after the Second Amendment Effective Date pursuant to committed or uncommitted     credit facilities from third parties outstanding on the Second Amendment Effective Date), in each     case listed on Schedule 7.03
1.34    Clause (f) of Section 7.03 of the Credit Agreement is amended by deleting the amount “$25,000,000” in the last line thereof and inserting in its place “$35,000,000”.
1.35    Clause (g) of Section 7.03 of the Credit Agreement is amended by deleting the amount “$40,000,000” in the last line thereof and inserting in its place “$55,000,000”.
1.36    Clause (k) of Section 7.03 of the Credit Agreement is amended by deleting the amount “$50,000,000” in the third line thereof and inserting in its place “$65,000,000”.
1.37    Clause (l) of Section 7.03 of the Credit Agreement is amended by deleting the word “and” at the end of such clause.
1.38    Clause (m) of Section 7.03 of the Credit Agreement is amended by (i) deleting the amount “$25,000,000” in the third line thereof and inserting in its place “$35,000,000” and (ii) deleting the “.” at the end of such clause and inserting in its place “; and”.
1.39    Section 7.03 of the Credit Agreement is amended by inserting the following new clause (n):
(n)    Indebtedness constituting issuances of publically or privately placed unsecured notes ranking junior to or pari passu with the Obligations under the Credit Agreement, provided

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(i) that with respect to and for any proposed issuance of such Indebtedness, the Consolidated Leverage Ratio, as determined as of the incurrence date of such Indebtedness, would be not greater than 2.75:1.00, calculated on a pro forma basis after giving effect to the incurrence of such Indebtedness for the trailing four consecutive Fiscal Periods ending as of the last day of the most recent Fiscal Period of Borrower for which the Consolidated audited or unaudited financial statements of Borrower have been filed with the SEC or delivered to Administrative Agent pursuant to Section 6.01(a) or (b), as the case may be, and (ii) such Indebtedness also conforms to other customary requirements applicable to such Indebtedness issuances, including (1) no principal amortization or mandatory redemptions or prepayments, (2) maturity at least 6 months after the Renewed Facility Maturity Date, (3) no maintenance covenants and (4) no “most favored nation” provisions, as confirmed by Administrative Agent in its Reasonable Discretion.
1.40     Clause (c) of Section 7.04 of the Credit Agreement is amended by deleting the proviso in the last two lines thereof in its entirety and inserting in its place the following:
provided, that the all-in consideration (i) for all such transactions consummated after the     Second     Amendment Effective Date does not exceed, in the aggregate, $50,000,000, and (ii) for any such     single transactions (or series of related transactions) after the Second Amendment Effective Date     does not exceed $25,000,000;
1.41    Clause (d) of Section 7.05 of the Credit Agreement is amended and restated in its entirety as follows:
(d)    without limitation of Section 7.05(c), so long as no Event of Default has occurred and is continuing prior to or immediately following such action or otherwise results from such action, Borrower may declare and pay Cash dividends or make Cash distributions to its holders of Equity Interests and purchase, redeem or otherwise acquire shares of its Equity Interests or warrants, rights or options to acquire any such Equity Interests, provided that with respect to and for any such proposed Cash dividend, distribution, purchase, redemption or other acquisition of Equity Interests, the Consolidated Leverage Ratio, as determined as of the effective date of such Restricted Payment, would be not greater than 2.75:1.00, calculated on a pro forma basis after giving effect to such Restricted Payment for the trailing four consecutive Fiscal Periods ending as of the last day of the most recent Fiscal Period of Borrower for which the Consolidated audited or unaudited financial statements of Borrower have been filed with the SEC or delivered to Administrative Agent pursuant to Section 6.01(a) or (b), as the case may be; and provided further that to the extent Restricted Payments contemplated by this clause (d) are not permitted to be paid as a result of the preceding proviso, then Borrower may still declare, pay and make such Restricted Payments up to an aggregate of $50,000,000 for all such Restricted Payments paid or made pursuant to this second proviso during periods since the Second Amendment Effective Date that otherwise would not be permitted to be paid as a result of the preceding proviso. Any deemed utilization of such $50,000,000 basket (to the extent applicable) will be re-set to Zero Dollars ($0.00) if, subsequent to any such payment of dividends or distributions or any such purchase or redemption of Equity Interests (or warrants, rights or options to acquire any such Equity Interests), the Consolidated Leverage Ratio is not greater than 2.75:1.00 as determined as of the end of the four (4) most recent consecutive Fiscal Periods for which Borrower has delivered financial reports to Administrative Agent and the Lenders pursuant to Sections 6.01(a) or (b), as applicable, along with the accompanying Compliance Certificate.

SMRH:476906819.7

1.42    Section 7.06 of the Credit Agreement is amended by deleting the amount “$15,000,000” in the seventh line thereof and inserting in its place “$25,000,000”.
1.43    Section 7.10(b) of the Credit Agreement is amended and restated in its entirety as follows:
(b)    Dispose of its accounts receivable, or an interest therein, to any other Person (other than Dispositions of accounts receivable to collection agencies for the purpose of facilitating the collection thereof or in connection with the compromise, settlement or collection thereof, in each case in the ordinary course of business), or enter into any other securitization transaction with respect to its accounts receivable.
1.44    Section 7.14 of the Credit Agreement is amended and restated in its entirety as follows:
(a)    Maximum Consolidated Leverage Ratio. Maintain a Consolidated Leverage Ratio, as determined as of the last day of each Fiscal Period, of not greater than 3.00:1.00; provided, however, that the foregoing maximum Consolidated Leverage Ratio covenant hurdle will be increased to 3.25:1.00 as of and for each of the four consecutive quarterly testing dates coinciding with the last day of each of the four consecutive Fiscal Periods ending on or after the date of consummation of a Permitted Acquisition as to which the Acquisition Consideration paid (or to be paid in the case of Deferred Purchase Price Obligations) by Borrower or any of its Subsidiaries is $100,000,000 or more (for the avoidance of doubt, following such fourth consecutive testing date, the maximum Consolidated Leverage Ratio covenant hurdle will be restored to 3.00:1.00).
(b)    Minimum Consolidated Interest Coverage Ratio. Maintain a Consolidated Interest Coverage Ratio, as determined as of the last day of each Fiscal Period, of not less than 3.00:1.00.
1.45    A new Section 7.15 is added to the Credit Agreement as follows:
Section 7.15     Sanctions and Anti-Corruptions Laws.
(a)    The Loan Parties shall not, nor shall they permit any of their Subsidiaries to, use the proceeds of any Credit Extension, directly or, to the knowledge of any such Loan Party or such Subsidiary, indirectly, or lend, contribute or otherwise make available such proceeds to any Person (including any other Loan Party or Subsidiary thereof) to fund any activities of or business with any such Person that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person of Sanctions.
(b)    The Loan Parties shall not, nor shall they permit any of their Subsidiaries to, directly or, to the knowledge of any such Loan Party or such Subsidiary, indirectly, use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar anti-corruption legislation in other jurisdictions.
1.46    Section 9.04 of the Credit Agreement is amended by deleting the words “to be consent” immediately following the words “or required thereunder to be” in the fourth sentence thereof and inserting in their place “consented”.

SMRH:476906819.7

1.47    Section 10.04(b) of the Credit Agreement is amended by deleting the proviso at the end of such Section in its entirety and inserting in its place the following:
provided that such indemnity will not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (1) the gross negligence or willful misconduct of such Indemnitee or (2) such Indemnitee's bad faith breach of its obligations under this Agreement or any other applicable Loan Document, or (B) arise out of any investigation, litigation or proceeding (or preparation of a defense in connection therewith) solely between or among Indemnitees not arising from any act or omission by Borrower or any of its Subsidiaries or Affiliates (other than any proceeding against any Indemnitee in its capacity or fulfilling its role as Administrative Agent, the Lead Arranger, syndication agent or similar role, or the Swingline Lender or L/C Issuer, in its capacity as such).
1.48    The fifth sentence of the second paragraph of Section 10.06(d) of the Credit Agreement is amended by replacing the words “an agent” with the words “a non-fiduciary agent” immediately following the words “acting solely for this purpose as”.
1.49     A new Section 10.19 is added to the Credit Agreement as follows:
Section 10.19     Cashless Settlement.
Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved in writing by Borrower, Administrative Agent and such Lender.
1.50     A new Section 10.20 is added to the Credit Agreement as follows:
Section 10.20     Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge

SMRH:476906819.7

institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
1.51     A new Section 10.21 is added to the Credit Agreement as follows:
Section 10.21     PATRIOT Act.
Each Lender that is subject to the Patriot Act and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow each such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the PATRIOT Act. Borrower shall, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including PATRIOT Act.

1.52    The Schedules attached to and made a part of the Credit Agreement are amended and restated in their entirety by the Schedules attached to the Second Amendment as Attachment A hereto.

SECTION 2.    Limitation of Amendment; Full Force and Effect. The amendments set forth in this Second Amendment shall be limited precisely as written and shall not be deemed (a) to be an amendment, consent or waiver of any other term or condition of the Credit Agreement or the other Loan Documents, to prejudice any right or remedy which the Administrative Agent or any of the Lending Parties may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents; or (b) to be a consent to any future waiver, amendment, consent or departure from the terms and conditions of the Credit Agreement or the other Loan Documents. This Second Amendment shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived or amended, are hereby ratified and confirmed and shall remain in full force and effect.
SECTION 3.    Representations and Warranties. In order to induce the Lenders and the Administrative Agent to enter into this Second Amendment, each Loan Party jointly and severally represents and warrants to each Lender and the Administrative Agent as follows:
3.1    Authorization; Enforceability. Each Loan Party has taken all corporate action required to execute, deliver and perform this Second Amendment. This Second Amendment constitutes the legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement thereof may be limited by Debtor Relief Laws or other applicable Laws affecting the enforcement of creditors' rights generally, and by general principles of equity.
3.2    No Conflict. Neither the execution and delivery of this Second Amendment nor the performance by any Loan Party of the Credit Agreement as amended hereby constitutes or results in:

SMRH:476906819.7

(a)
    a breach or termination of any Material Contract to which Borrower or any other Loan Party is a party or by which it is bound, or of the Organizational Documents of any Loan Party;
(b)
    a violation of any Law applicable to any Loan Party;
(c)
    the creation under any Material Contract of any Lien upon any of the assets of any Loan Party; or
(d)
    a redemption, retirement or other repurchase obligation of any Loan Party under any Material Contract or any Organizational Document of such Loan Party.
3.3    Absence of Default. Immediately after giving effect to this Second Amendment, no event has occurred and is continuing or will result from the effectiveness of this Second Amendment to occur on the date hereof that would constitute a Default or an Event of Default.
3.4    Restatement of Representations and Warranties in Credit Agreement. Each Loan Party, with respect to the representations and warranties of such Loan Party set forth in the Credit Agreement, as amended hereby, represents and warrants that each of such representations and warranties is true and correct in all material respects (except that such materiality qualifier will not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) as of the effective date of this Second Amendment (except to the extent any such representation or warranty specifically refers to an earlier date, in which case such representation or warranty will be true and correct in all material respects (except that such materiality qualifier will not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) as of such earlier date).
SECTION 4.    Reaffirmation by Borrower. Borrower hereby acknowledges and reaffirms its obligations under each Loan Document to which it is a party, including its undertaking and obligation to timely pay the Obligations.
SECTION 5.    Reaffirmation by Guarantors. Each Guarantor acknowledges that it has reviewed and approved this Second Amendment, consents to the execution, delivery and performance of this Second Amendment by Borrower in all respects, and acknowledges and reaffirms its obligations under each Loan Document to which it is a party, including its joint and several, unconditional and irrevocable Guaranteed Obligations as set forth in Section 10.15 of the Credit Agreement.
SECTION 6.    Conditions to Effectiveness. This Second Amendment shall become effective when each of the following conditions precedent set forth in this Section 6 shall have been satisfied, each as determined by Administrative Agent and the Lenders in their sole discretion, and upon such satisfaction shall be deemed effective as of the date (the “Effective Date”) first set forth in the preamble of this Second Amendment:
6.1    Executed Second Amendment. Administrative Agent shall have received a counterpart of this Second Amendment executed and delivered by Borrower, each Guarantor, each Lender and by Wells Fargo in its separate capacities as L/C Issuer, Swingline Lender and Administrative Agent.

SMRH:476906819.7

6.2    Secretary’s Certificates. Administrative Agent shall have received separate certificates, executed by the corporate secretary of each Loan Party on behalf of such Loan Party, certifying, among other things, (a)  that attached to such certificate are true, correct and complete copies of (i) the Organizational Documents of such Loan Party then in full force and effect, (ii) the resolutions then in full force and effect adopted by the Board of Directors of such Loan Party authorizing and ratifying the execution, delivery and performance by such Loan Party of the Loan Documents to which it is a party, including this Second Amendment and the Credit Agreement as amended by this Second Amendment, (iii) a certificate of good standing from the secretary of state of the state under whose laws such Loan Party was incorporated, (b) the name(s) of the Responsible Persons of such Loan Party authorized to execute Loan Documents on behalf of such Loan Party, together with an incumbency sample of the true signatures of such Responsible Persons, and (c) that Administrative Agent and the Lenders may conclusively rely on such certificate.
6.3    Opinion Letters. Administrative Agent shall have received (a) a closing opinion letter of Shartsis Friese LLP, as special counsel to the Loan Parties as to certain matters reasonably requested by Administrative Agent relating to this Second Amendment and the Credit Agreement, as amended by this Second Amendment, and (b) an opinion letter of Sheppard Mullin Richter & Hampton, LLP. as special counsel to Administrate Agent, as to matters of New York law.
6.4    No Material Adverse Change. Since December 31, 2015, there has been no development, event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Change.
6.5    No Default or Event of Default. No Default or Event of Default has occurred and is continuing.
6.6    Representations and Warranties. Each of the representations and warranties of each Loan Party set forth in Section 3 of this Second Amendment is true and correct.
6.7    Bring-Down Certificate. Administrative Agent shall have received a certificate executed by a Responsible Officer of each Loan Party, certifying that the conditions specified in this Section 6 have been satisfied.
6.8    New Lenders.    Administrative Agent shall have received (a) from any new Lender acceding to the Credit Agreement not previously party to the Credit Agreement (each a “New Lender”) an accession agreement (the “New Lender Agreement”) and, (b) from Borrower, if requested by such New Lender, a Revolving Note executed by Borrower in favor of such New Lender, in form and substance reasonably satisfactory to Administrative Agent.
6.9    Payment of Fees. Borrower will have paid (a) all fees required to be paid to Administrative Agent or any Lender on or before the Effective Date, including pursuant to the Fee Letter and (b)  all fees, charges and disbursements of counsel to Administrative Agent to the extent previously invoiced, plus such additional amounts of such fees, charges and disbursements as will constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate will not thereafter preclude a final settling of accounts between Borrower and Administrative Agent).

6.10    Effective Date. The Effective Date of this Second Amendment shall have occurred by July 29, 2016.

SMRH:476906819.7

For the purpose of determining satisfaction with the conditions precedent specified in this Section 6, each Lender that has signed and delivered this Second Amendment shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 6 unless Administrative Agent shall have received written notice from such Lender prior to the Effective Date specifying its objection thereto.
SECTION 7.    Certain Transitional Matters.
7.1    On the Effective Date, the Lenders party to the Credit Agreement, as amended hereby, shall be the Lenders as of the Effective Date, including the New Lenders as of the Effective Date, and shall have the respective Revolving Credit Commitments set forth in Schedule 2.01 to the Credit Agreement (as amended as contemplated hereby). Any Lender party to the Credit Agreement not listed on the signature pages hereof (each a “Departing Lender”) shall cease to be a Lender on the Effective Date upon payment of all amounts due to it under the Credit Agreement. Notwithstanding anything to the contrary contained in the Credit Agreement, in order to effect the renewal and amendment of the existing Revolving Credit Facility as contemplated by this Second Amendment, all accrued and unpaid interest, and all accrued and incurred and unpaid fees, costs and expenses payable under the Credit Agreement will be due and payable on the Effective Date. Each Departing Lender and each other Lender having Loans outstanding on the Effective Date and whose pro rata share in respect of such Loans has been decreased on the Effective Date shall be deemed to have assigned on the Effective Date, without recourse, ratably to each Lender with increasing its Commitment hereunder (each an “Increasing Lender”) and to each New Lender such ratable portion of such Loans as shall be necessary to effectuate such adjustment. Each Increasing Lender and each New Lender on the Effective Date shall (i) be deemed to have assumed such ratable portion of such Loans and (ii) fund on the Effective Date such assumed amounts to Administrative Agent for the account of each such assigning Lender in accordance with the provisions hereof in the amount notified to such Increasing Lender or such New Lender by Administrative Agent.
7.2    If any Swingline Loans or Letters of Credit shall be outstanding on the Effective Date, the Lenders (including the New Lenders) shall be deemed to have participation interests therein as of such date in accordance with their pro rata shares as reflected in Schedule 2.01 to the Credit Agreement (as amended as contemplated hereby). Each Departing Lender and each other Lender having participation interests in any Swingline Loans and Letters of Credit outstanding on the Effective Date and whose pro rata share in respect of such participation interests in any outstanding Swingline Loans and Letters of Credit has been decreased on the Effective Date shall be deemed to have assigned on the Effective Date, without recourse, ratably to each Increasing Lender and each New Lender such ratable portion of such participation interests in any outstanding Swingline Loans Letters of Credit as shall be necessary to effectuate such adjustment. Each Increasing Lender and each New Lender on the Effective Date shall be deemed to have assumed such ratable portion of such participation interests in any such outstanding Swingline Loans and Letters of Credit.
SECTION 8.    Miscellaneous.
8.1    Reference to and Effect on the Credit Agreement and the other Loan Documents. On and after the effective date of this Second Amendment, each reference in the Credit Agreement or the other Loan Documents to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such agreement after giving effect hereto. This Second Amendment shall be deemed to be one of the Loan Documents. The rules of construction set forth in Section 1.02 of the Credit Agreement shall apply to this Second Amendment the same as they apply to the Credit Agreement and the other Loan

SMRH:476906819.7

Documents. The First Amendment to Credit Agreement dated as of December 8, 2015 among the parties hereto is superseded in its entirety by this Second Amendment.
8.2    Ratification of Reimbursement and Indemnification Obligations. Borrower ratifies and affirms each of its reimbursement and indemnification obligations under the Loan Documents, including Sections 10.04 of the Credit Agreement (as amended hereby), and including its obligation to pay all reasonable fees, charges and disbursements of counsel incurred by the Administrative Agent in connection with the negotiation, implementation, execution and enforcement of this Second Amendment, and any acts contemplated hereby and thereby. Nothing herein shall be construed to limit, affect, modify or alter Borrower’s reimbursement and indemnification obligations under the Credit Agreement or elsewhere under the Loan Documents.
8.3    Headings. Section and subsection headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose or be given any substantive effect.
8.4    Applicable Law. Except as otherwise expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, this Second Amendment shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York, without regard to principles of conflict of law other than New York General Obligations Law 5-1401 and 5-1402.
8.5    Successors and Assigns. The provisions of this Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower and the Guarantors may not assign or transfer any of their rights or obligations under this Second Amendment unless in accordance with the Credit Agreement.
8.6    Counterparts. This Second Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or email (including by “pdf”) shall be effective as delivery of a manually executed counterpart of this Second Amendment.
[remainder of page intentionally left blank]

SMRH:476906819.7

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ADMINISTRATIVE AGENT: WELLS FARGO BANK, NATIONAL ASSOCIATION By: ____________/S/_________________ Name: Roberto Padilla Title: Vice President
Lenders:

[signature page to Second Amendment to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION By: ____________/S/_________________ Name: Roberto Padilla Title: Vice President
MUFG UNION BANK, N.A.(f/k/a Union Bank, N.A.) By: ____________/S/__________________ Name: Peter Meyer Title: Assistant Vice President
HSBC BANK USA, NATIONAL ASSOCIATION By: ______________/S/________________ Name: Mark Hillhouse Title: Senior Vice President
BANK OF MONTREAL By: ______________/S/________________ Name: Keiju Yamasaki Title: Managing Directors, Corporate Finance Division

(a)

[signature page to Second Amendment to Credit Agreement]

Borrower:
SIMPSON MANUFACTURING CO., INC.
By: ____________/S/__________________
Name: Brian Magstadt
Title: Chief Financial Officer
Guarantors:
SIMPSON STRONG-TIE COMPANY, INC.
By: ____________/S/__________________
Name: Brian Magstadt
                        Title: Chief Financial Officer
SIMPSON STRONG-TIE INTERNATIONAL, INC.
By: ____________/S/__________________
Name: Brian Magstadt
                        Title: Chief Financial Officer

[signature page to Second Amendment to Credit Agreement]

ATTACHMENT A
(AMENDED AND RESTATED SCHEDULES)

ATTACHMENT A

Schedule 2.01
LENDERS; COMMITMENTS; PERCENTAGE SHARES

Lender	Revolving Credit Commitment as of Closing Date	Percentage Share of Aggregate Commitments
Wells Fargo Bank, National Association	$130,000,000	43.333333334%
MUFG Union Bank, N.A.	$105,000,000	35.000000000%
Bank of Montreal	$32,500,000	10.833333333%
HSBC Bank USA, N.A.	$32,500,000	10.833333333%
Total	$300,000,000	100.0%

ATTACHMENT A

Schedule 5.06

LITIGATION

None

ATTACHMENT A

Schedule 5.07

PENSION PLANS

Sheet Metal Workers National Pension Fund
Sheet Metal Workers of Northern California Pension Trust Fund
CWA Savings & Retirement Trust
401(k) Profit Sharing Plan

FOREIGN PENSION PLANS

Canada Profit Sharing Trust
UK Sterling & Personal Plan
French PAYE Plan
Denmark Plan
Swiss Pension Plan

ATTACHMENT A

Schedule 5.09

ENVIRONMENTAL

None

ATTACHMENT A

Schedule 5.15(a)

EQUITY INTERESTS IN SUBSIDIARIES

Owner of                                     Jurisdiction of        Outstanding
Name                            Organization        Equity Interests

Simpson Strong-Tie Company Inc. ("SST")        California         Borrower
Simpson Strong-Tie International, Inc. ("STI")    California         SST
Simpson Strong-Tie Japan, Inc.          California         SST
Simpson Strong-Tie Australia, Inc. ("STAU")    California        SST
Simpson Strong-Tie Canada, Limited         Canada            SST
Simpson Strong-Tie Asia Limited (“SST Asia”)    Hong Kong         SST
Simpson Strong-Tie A/S ("STDEN")            Denmark        STI
Simpson Strong-Tie Europe EURL ("STEUR")    France            STI
Simpson Strong-Tie, S.A.S. ("STSA")        France            STEUR
Simpson France SCI                    France            STEUR-.02%
STSA-99.98%
Simpson Strong-Tie GmbH ("STGER")        Germany        STI
Simpson Strong-Tie Sp.z,o.o.                Poland            STDEN
Simpson Strong-Tie Australia Pty Limited
(“SSTAPL”)                        Australia        STAU
Simpson Strong-Tie Asia Holding
Limited (“SST Asia HLDG”)                Hong Kong         SST Asia
Simpson Strong-Tie (Beijing) Company Limited    China            SST Asia
Simpson Strong-Tie (Zhangjiagang) Co., Ltd.    China            SST Asia HLDG
Simpson Strong-Tie Structural Connectors
Ireland Ltd.                        Ireland         STI
Simpson Strong-Tie s.r.o.                Czech Republic    Ahorn
Socom S.A.S.                        France            STEUR
Simpson Strong-Tie (New Zealand) Limited        New Zealand        SSTAPL
Simpson Strong-Tie Switzerland GmbH
(“SST Switzerland”)                    Switzerland        STI
S&P Clever Reinforcement Company AG (“S&P”)    Switzerland         SST Switzerland
S&P Handels GmbH                    Austria            S&P
S&P Clever Reinforcement GmbH            Germany        S&P
S&P Clever Reinforcement Company Benelux
B.V.                            Dutch            S&P
S&P Polska Sp.z.o.o.                    Poland            S&P
Clever Reinforcement Iberica — Materiais de
Construção, Lda.                    Portugal         S&P
S&P Reinforcement France                France            S&P

ATTACHMENT A

S&P Nordic                        Denmark        S&P
Simpson Strong-Tie Vietnam Company Limited    Vietnam        SST Asia
Simpson Strong-Tie South Africa (Proprietary) Limited    South Africa    SSTAPL
Simpson Strong-Tie (Thailand) Company Limited        Thailand    Borrower-0.033%
SST-99.933%
STI-0.034%
Simpson Strong-Tie Chile Limitada                Chile        Borrower-1%
SST-99%

ATTACHMENT A

LOAN PARTIES

Name	Jurisdiction of Organization	Principal Place of Business	Foreign Qualifications in the U.S.
Simpson Manufacturing Co., Inc.	Delaware	5956 W. Las Positas Blvd. Pleasanton, CA 94588	California Ohio Texas
Simpson Strong-Tie Company Inc.	California	5956 W. Las Positas Blvd. Pleasanton, CA 94588
Alaska
Arizona
Arkansas
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Indiana
Iowa
Kentucky
Maine
Maryland
Massachusetts
Mississippi
Missouri
Montana
New Hampshire
New Jersey
New Mexico
New York
North Carolina
Ohio
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas

Simpson Strong-Tie International, Inc.	California	5956 W. Las Positas Blvd. Pleasanton, CA 94588	None

ATTACHMENT A

Schedule 5.15(b)

EQUITY INTERESTS IN OTHER PERSONS

None

ATTACHMENT A

Schedule 7.01

EXISTING LIENS

1. UCC #11-7293233001 filed with the CA Secretary of State
Debtor: Simpson Strong-Tie Company Inc.
Secured Party: Butler Manufacturing, a division of BlueScope Buildings North America, Inc.
Collateral: A continuing purchase money security interest in all inventory, equipment, and goods including all embedded and non-embedded software manufactured by or distributed by secured party, whenever sold, consigned or delivered, directly or indirectly, to or for the benefit of debtor by secured party, wherever located, now owned and hereafter acquired including but not limited to all pre-engineered steel building systems and/or components labeled Butler Manufacturing a division of BlueScope Buildings North America, Inc. or Butler, and all accessions and products; and accessories, supplies and parts including repossessions and returns; and all proceeds from the sale thereof; all documents including books and records; and all existing or subsequently arising accounts and accounts receivable, and supporting obligations which may from time to time hereafter come into existence during the term of the security agreement.

The parties to the Agreement, as amended by the Second Amendment, agree that the inclusion of the Butler Manufacturing PMSI Lien as a Lien permitted under Section 7.01(a) of the Agreement is subject to the condition subsequent that if the Butler Manufacturing PMSI Lien, as evidenced by the above-described UCC financing statement, has not been terminated by December 6, 2016, such Lien shall immediately cease to be a Lien permitted under Section 7.01(a) of the Agreement unless the collateral description of such UCC financing statement (as the same may have been previously amended or continued) has been amended to be in a form acceptable to the Administrative Agent, in its Reasonable Discretion.

2. UCC #11-7271160208 filed with CA Secretary of State
Debtor: Simpson Strong-Tie Company Inc.
Secured Party: US Bancorp Equipment Finance, Inc.
Collateral: Filing for informational purposes only covering various equipment identified in financing statement.

3.	UCC#15-7480314033 filed with CA Secretary of State
Debtor: Simpson Strong-Tie Company Inc.
Secured Party: NMHG Financial Services, Inc.
Collateral: All equipment now or hereafter leased by Lessor to Lessee and all accessions, replacements, and substitutions thereto and therefore, and all proceeds including insurance proceeds thereof.

4.	UCC#15-7499494618 filed with CA Secretary of State
Debtor: Simpson Strong-Tie Company Inc.
Secured Party: Amada America, Inc.

ATTACHMENT A

Collateral: Equipment and computer software identified in financing statement.

5.	UCC#16-7514263681
Debtor: Simpson Strong-Tie Company Inc.
Secured Party: Amada America, Inc.
Collateral: Equipment and computer software identified in financing statement.

6.	UCC#16-7519247325
Debtor: Simpson Strong-Tie Company Inc.
Secured Party: Amada America, Inc.
Collateral: Equipment identified in financing statement.

ATTACHMENT A

Schedule 7.02

EXISTING INVESTMENTS

None

ATTACHMENT A

Schedule 7.03

EXISTING INDEBTEDNESS

All amounts as of March 31, 2016, except as noted below:

S&P Minority shareholder earn-out notes recorded as liabilities per US GAAP:
Total 450,000 Euro outstanding

All amounts that may be drawn under the following credit facilities:

Simpson Strong-Tie Company, Inc.
Nil United States Dollars outstanding on 785,000 of available credit
Wells Fargo Irrevocable Standby LOC

Simpson Strong-Tie International, Inc.
Nil British Pound outstanding on 250.000 of available credit
Barclay's Bank PLC - Overdraft Revolving Line of Credit

Simpson Strong-Tie Europe EURL
Nil Euro outstanding on 200,000 of available credit
CIO Overdaft protection

Simpson Strong-Tie, S.A.S.
Nil Euro outstanding on 200,000 of available credit
CRCA Overdaft protection

S&P Reinforcement France
Nil Euro outstanding on 200,000 of available credit
CIO Overdaft protection

S&P Clever Reinforcement Company AG
Nil Swiss Francs outstanding on 2,000,000 of available credit
Bank Line of Credit-KMU Konto (Geschaft)

S&P Clever Reinforcement Company AG
Nil Swiss Francs outstanding on 200,000 of available credit
Bank Line of Credit-KMU Konto

Clever Reinforcement Iberica — Materiais de Construção, Lda.
Nil Euro outstanding on 300,000 of available credit
Bank Line of Credit-Banco Santander Totta, S.A.

ATTACHMENT A

Schedule 7.07

TRANSACTIONS WITH AFFILIATES

1.
Any and all transactions, not to exceed $500,000 in the aggregate subsequent to the Amendment Effective Date, (a) between Borrower or any Subsidiary and any non-profit or charitable organization whose board of directors includes an individual who also serves as a member of the board of directors of Borrower or any Subsidiary, and/or (b) between Borrower or any Subsidiary and any non-profit or charitable organization to which Barclay Simpson’s estate or Sharon Simpson makes charitable contributions or on whose behalf Sharon Simpson or a trustee of Barclay Simpson’s estate serves as a member of the board of directors or trustees, including without limitation the California College of Arts, the California Shakespeare Festival, and the University of California, Berkeley.

2.
Any and all activities in furtherance of or related to the transactions in #1 above, including without limitation the sponsoring by Borrower or any Subsidiary of educational courses and activities and the donation of goods and services in kind, with a value not to exceed $500,000 in the aggregate subsequent to the Amendment Effective Date.

3.
Any and all transactions, not to exceed $500,000 in the aggregate subsequent to the Amendment Effective Date, between Borrower or any Subsidiary and Simpson Fine Arts for the purchase of fine art and other goods and services.

4.
Any and all transactions, not to exceed $2,000,000 in the aggregate subsequent to the Amendment Effective Date, (a) between Borrower or any Subsidiary and PSB, a non-profit organization, pursuant to which Borrower or any Subsidiary provides assistance to PSB, as the holder of Equity Interests in the Borrower, by (i) filing a registration statement with the SEC under the Securities Act of 1933, as amended, covering the resale of such party’s Equity Interests in Borrower, (ii) paying all costs, expenses and attorneys’ fees related to the registration statement, and (iii) making all necessary efforts and filings to keep such registration statement continuously effective ((i) – (iii), collectively, “Registration Activities”) and (b) between Borrower or any Subsidiary and the Simpson Family, as the holders of Equity Interests in Borrower, with respect to any and all Registration Activities for the benefit of the Simpson Family’s Equity Interests in Borrower.

For purposes of #4 above, “Simpson Family” means each of Barclay Simpson’s estate and Sharon Simpson and each of the descendants of Barclay Simpson or Sharon Simpson, including the spouses of such descendants. A “spouse” shall mean the individual to whom a person is married, and “descendants” of an individual shall mean all the individual’s lineal descendants of all generations, with the relationship of parent and child at each generation being determined by the definitions of parent and child under the California Probate Code; the terms “child” and “descendant” shall include “adopted child”; the term “adopted child” means an individual who was adopted before reaching age 18 and who lived a substantial part of his or her minority with the adopting parent; an adopted child and the adopted child’s descendants shall be considered descendants of the adopting parent or parents and of anyone

ATTACHMENT A

who is by blood or adoption an ancestor of the adopting parent or of either of the adopting parents; and the terms “child” and “descendant” shall not include a foster child or a stepchild, even if a parent-child relationship existed between the foster parent and the foster child or between the stepparent and the stepchild.

5.
Any and all transactions whereby Barclay Simpson’s estate or Sharon Simpson or any of their Affiliates is excluded from the effect of any rights plan that may have been or may be adopted by the Borrower at any time.

ATTACHMENT A

Schedule 7.08

BURDENSOME AGREEMENTS

None

ATTACHMENT A

Schedule 10.02
ADMINISTRATIVE AGENT'S OFFICE,
CERTAIN ADDRESSES FOR NOTICES
LOAN PARTIES:
c/o Simpson Manufacturing Co., Inc.
5956 W. Las Positas Blvd.
Pleasanton, CA 94588
Attention: Brian J. Magstadt, Chief Financial Officer
Facsimile: (925) 833-1499
Electronic Mail: bmagstadt@strongtie.com

With a copy (which will not constitute notice) to:

Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, CA 94111
Attention: Rupert Russell
Facsimile: (415) 421-2922
Electronic Mail: rrussell@sflaw.com

ADMINISTRATIVE AGENT:
Wells Fargo Bank, National Association
2175 N. California Blvd., Suite 700
Walnut Creek, CA 94596
Attention: Roberto Padilla, Vice President and Senior Portfolio Manager
Facsimile: (866) 494-9645
Electronic Mail: Roberto.o.padilla@wellsfargo.com

and

Wells Fargo Bank, National Association
1525 W WT Harris Blvd., 1st Floor
Charlotte, NC 28262
Attention: Sandy Sumislawski, Loan Administration Manager
Facsimile: (704) 715-0017
Electronic Mail: sandy.sumislawski@wellsfargo.com
Alternative Electronic Mail: agencyservices.requests@wellsfargo.com

With a copy (which will not constitute notice) to:

Sheppard Mullin Richter & Hampton, LLP
Four Embarcadero Center, 17th Floor
San Francisco, California 94111
Attention: Peter H. Carson
Telephone: (415) 774-2935

ATTACHMENT A

Electronic Mail: pcarson@sheppardmullin.com

For requests for Credit Extensions:

Wells Fargo Bank, National Association
2175 N. California Blvd., Suite 700
Walnut Creek, CA 94596
Attention: Roberto Padilla, Vice President and Senior Portfolio Manager
Facsimile: (866) 494-9645
Electronic Mail: Roberto.o.padilla@wellsfargo.com

and

Wells Fargo Bank, National Association
1525 W WT Harris Blvd., 1st Floor
Charlotte, NC 28262
Attention: Sandy Sumislawski, Loan Administration Manager
Facsimile: (704) 715-0017
Electronic Mail: sandy.sumislawski@wellsfargo.com
Alternative Electronic Mail: agencyservices.requests@wellsfargo.com

ATTACHMENT A

L/C ISSUER:

Wells Fargo Bank, National Association
2175 N. California Blvd., Suite 700
Walnut Creek, CA 94596
Attention: Roberto Padilla, Vice President and Senior Portfolio Manager
Facsimile: (866) 494-9645
Electronic Mail: Roberto.o.padilla@wellsfargo.com

ATTACHMENT A

LENDERS:
Wells Fargo Bank, National Association
2175 N. California Blvd., Suite 700
Walnut Creek, CA 94596
Attention: Roberto Padilla, Vice President and Senior Portfolio Manager
Facsimile: (866) 494-9645
Electronic Mail: Roberto.o.padilla@wellsfargo.com

and

Wells Fargo Bank, National Association
1525 W WT Harris Blvd., 1st Floor
Charlotte, NC 28262
Attention: Sandy Sumislawski, Loan Administration Manager
Facsimile: (704) 715-0017
Electronic Mail: sandy.sumislawski@wellsfargo.com
Alternative Electronic Mail: agencyservices.requests@wellsfargo.com

MUFG Union Bank, N.A.
200 Pringle Avenue
Walnut Creek, CA 94596
Attention: Mike McCauley
Telephone: (925) 947-2427
Electronic Mail: Michael.mccauley@unionbank.com

HSBC Bank USA, N.A.
601 Montgomery Street, Suite 1500
San Francisco, CA 94111
Attention: Mark Hillhouse
Facsimile: (415) 678-3054
Electronic Mail: mark.s.hillhouse@us.hsbc.com

Bank of Montreal
595 Burrard Street
Vancouver, BC
Canada V7L 1X7
Attention: Keiju Tamasaki
Facsimile: (604) 687-3666
Electronic Mail: keiju.yamasaki@bmo.com

ATTACHMENT A